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                                                                       EXHIBIT 6
                             CHENIERE ENERGY, INC.
                               Two Allen Center
                         1200 Smith Street, Suite 1710
                           Houston, Texas 77002-4312


                            As of December 18, 1997


BSR Investments, Ltd.
97 Avenue Henri Martin
Paris, France 75016

     Re:  First Amendment to Term Note with Warrants

Ladies and Gentlemen:

     Reference is made to the Term Note with Warrants dated as of December 15, 1997 (the "AGREEMENT"), between Cheniere Energy, Inc., a Delaware corporation ("BORROWER"), and BSR Investments, Ltd. ("LENDER"). Unless otherwise indicated, all capitalized terms herein are used as defined in the Agreement.

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender agree as follows:

     1. Amendment of Terms of Payment. SECTION 2 of the Agreement is hereby amended by adding to the end of such Section a new paragraph (d) which reads as follows in its entirety:

               (d) All payments on the Notes shall be applied pro rata to the then due and outstanding principal amounts or interest obligations, as the case my be, under each of the Notes."

     2. Representations and Warranties. Borrower represents and warrants that it possesses all requisite power and authority to execute, deliver and comply with the terms of this instrument, which has been duly authorized and approved by all necessary corporate action and for which no consent of any person is required.

     3. Fees and Expenses. Borrower agrees to pay the reasonable fees and expenses of counsel to Lender for services rendered in connection with the negotiation and execution of this instrument.

     4. Loan Paper; Effect. This instrument is a Loan Paper and, therefore, is subject to the applicable provisions of SECTION 13 of the Agreement, all of which are incorporated herein by reference the same as if set forth herein verbatim. Except as amended in this instrument, the Loan Papers are and shall be unchanged and shall remain in full force and effect. In the event of any inconsistency between the terms of the Agreement as hereby modified (the "AMENDED AGREEMENT") and any other Loan Papers, the terms of the Amended Agreement shall control and such other document shall be deemed to be amended hereby to conform to the terms of the Amended Agreement.
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     5.   No Waiver of Defaults.  This instrument does not constitute a waiver of, or a consent to any present or future violation of or default under, any provision of the Loan Papers, or a waiver of Lender's right to insist upon future compliance with each term, covenant, condition and provision of the Loan Papers, and the Loan Papers shall continue to be binding upon, and inure to the benefit of, Borrower, Lender and their respective successors and assigns.

     6. Final Agreement. THE LOAN PAPERS, AS AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

     If the foregoing terms and conditions are acceptable to Lender, Lender should indicate its acceptance by signing in the space provided below, whereupon this letter shall become an agreement binding upon and inuring to the benefit of Borrower and Lender and their respective successors and assigns.

                                    Very truly yours,

                                    CHENIERE ENERGY, INC.


                                    By: /s/ DON A. TURKLESON
                                       ----------------------------
                                    Name: Don A. Turkleson
                                         --------------------------
                                    Title: Chief Financial Officer
                                          -------------------------

     Accepted and agreed to as of the day and year first set forth in the foregoing letter.


                                    BSR INVESTMENTS, LTD.


                                    By: /s/ NICOLE SOUKI
                                       ----------------------------
                                    Name: Nicole Souki
                                          -------------------------
                                    Title: Director
                                          -------------------------

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